Exhibit 5.1

August 2, 2023

Yield10 Bioscience, Inc.

19 Presidential Way

Woburn, Massachusetts 01801

Ladies & Gentlemen:

We have acted as counsel to Yield10 Bioscience, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), and the issuance and sale of (i) up to 4,901,960 units, each consisting of (a) one share (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (b) one warrant (the “Common Warrants”) to purchase one share of Common Stock, (ii) up to 4,901,960 pre-funded units, each consisting of (a) one pre-funded warrant (the “Pre-Funded Warrants” and, together with the Common Warrants, the “Warrants”) to purchase one share of Common Stock and (b) one Common Warrant, and (iii) the 9,803,920 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), in each case pursuant to the registration statement on Form S-1 (File No. 333-273240) filed with the Securities and Exchange Commission (the “Commission”) on July 14, 2023, (such registration statement, as amended to the date hereof, is herein referred to as the “Registration Statement”). The Warrants are to be issued under the form of Warrant Agency Agreement filed as Exhibit 4.10 to the Registration Statement (the “Warrant Agreement”) to be entered into between the Company and Equiniti Trust Company, LLC, as warrant agent. The Shares, the Pre-Funded Warrants and the Common Warrants are to be sold pursuant to the form of securities purchase agreement filed as Exhibit 10.21 to the Registration Statement (the “Securities Purchase Agreement”).

We have reviewed the (a) Registration Statement, (b) the Warrant Agreement, (c) the Securities Purchase Agreement, (d) the form of Placement Agency Agreement (the “Placement Agency Agreement”) to be entered into by and among the Company and Maxim Group LLC and Lake Street Capital Markets, LLC, acting as placement agents, and (e) such other corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of such documents submitted to us conform to the originals. We have assumed further that, with respect to any document executed or to be executed by any party other than the Company, that such party has, or will have, duly authorized, executed and delivered the documents to which it is a party and that each such document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that (i) the Shares have been duly authorized and, when the Registration Statement has become effective under the Act and the terms of the issuance and sale of the Shares have been duly approved by all necessary corporate action by the Company, the Shares, when duly issued and sold as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable, (ii) the Warrant Shares initially issuable upon exercise of the Warrants have been duly authorized and, when the Registration Statement has become effective under the Act and the Warrant Shares have been duly reserved for issuance and the terms of the issuance and sale of the Warrant Shares have been duly approved by all necessary corporate action by the Company, the Warrant Shares, when issued upon such exercise in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable, and (iii) when the Registration Statement has become effective under the Act and the form, terms, execution and delivery of the Warrants have been duly authorized by all necessary corporate action by the Company and the Warrants have been duly executed and delivered in accordance with the terms of the Warrant Agreement and have been duly issued and sold as contemplated in the Registration Statement, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is subject to the following qualifications:

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bar of Massachusetts. We do not express any opinion herein on any laws other than the Delaware General Corporation Law and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Covington & Burling LLP

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